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                                                               EXHIBIT 10(h)(1)



                              EMPLOYMENT AGREEMENT
                              --------------------

       THIS AGREEMENT, made this 1st day of October, 1995, by and between EDWARD
E. GREENE ("Executive") and Titmus Optical, Inc., a corporation organized under the law of Delaware (the "Company").

                              W I T N E S S E T H :
                              - - - - - - - - - -

       WHEREAS, Executive is now President of the Company;

       WHEREAS, the Company wishes to secure the services of Executive as its President and Chief Executive Officer for the period provided in this Agreement; and

       WHEREAS, Executive is willing to enter into this Agreement for such period and on the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Executive hereby agree as follows:

       1. EMPLOYMENT. During the period of employment set forth in Section 2 of this Agreement, the Company shall employ Executive, and Executive shall serve as President of the Company. Executive agrees, subject to his election from time to time as such, to serve as a director of the Company. Executive agrees to faithfully perform the duties assigned to him to the best of his ability and, except for vacations and periods of temporary illness, to devote his full time and attention to the Company's business. Ancillary employment such as writing, teaching or lecturing as well as the acceptance of honorific titles may be undertaken by the Executive only with the approval of the Chairman of the Board of Directors of the Company. Executive also agrees that he will not engage in any other business activities without the prior approval of the Chairman of the Board of Directors. Executive may only serve on a reasonable number (maximum four) of boards of directors and as an officer, director, trustee or committee member, or in any similar position, of a reasonable number of trade associations and religious, charitable, educational, civic or other non-business organizations.

       2. PERIOD OF EMPLOYMENT. The Executive's employment under this Agreement shall initially cover the period October 1, 1995 to December 31, 1997. On January 1, 1998, and at the end of each two year period thereafter, the period of employment shall be automatically extended, without further action by either party, for a two year period beginning on January 1st unless six months prior to any such January 1st either party shall have served written notice on the other of its intention that the period of employment shall expire on December 31, 1997 or December 31st of the second year of any two-year period.

       If the Company notifies Executive that it shall not extend the period of employment, the Company may, at its option, decide that the Executive shall take a leave-of-absence for part or the total of the six months remaining time of his employment, continuing to receive all compensation as if actively working.

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       3. TERMINATION. The period of employment shall be terminated upon the first to occur of the following:

       (i) The expiration of the period of employment pursuant to Section 2 of this Agreement.

       (ii)       The Executive's death.

       (iii) The Executive becoming permanently disabled. Permanent disability shall mean physical or mental incapacity of a nature which prevents Executive from performing his duties under this Agreement for a period of more than six months in any twelve month period.

       (iv) The Executive's employment being terminated by the Company for cause. Termination for cause shall mean termination by action of the Board of Directors of the Company because of the willful failure of Executive to perform his duties and obligations under this Agreement or fails to execute in a reasonable and responsible manner the policies of the Company or gross negligence in the performance of his duties under this Agreement or the commission by Executive of a felony.

       (v) The Executive or the Company has served written notice 6 months in advance to the other party of its intention to terminate Executive's employment on any December 31st of any year following the one in which Executive has completed his 61st birthday.

       (vi) The Executive notifies the Company that he is terminating his employment.

       4. Compensation and Benefits.
          -------------------------

       (a) During the Employment Period, the Executive shall receive regular compensation (the "Base Salary") at the initial rate per annum of One Hundred Eighty Thousand Dollars ($180,000) per annum for the period October 1, 1995 through December 31, 1996. The Base Salary shall be payable in arrears less the usual payroll deductions at the same times and in the same manner as salaries paid to other employees. The Base Salary prevailing at any time shall be reviewed annually on January 1 of each year beginning in 1997.

       (b) In addition to the Base Salary, the Executive shall be entitled to receive annual incentive compensation payments ("Incentive Compensation"). The bonus for the period October 1, 1995 through December 31, 1995 shall be fixed at Twenty Thousand Dollars ($20,000). The bonus for the period January 1, 1996 through December 31, 1996 shall be determined pursuant to a plan to be communicated to Executive by December 31, 1995 which shall provide a bonus opportunity determined on the basis of continuous improvement in the


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profitability of the Company and ranging from fifteen percent (15%) to fifty percent (50%) of Base Salary. The parameters for the bonus calculation shall always be valid for the term of this Agreement.

       Incentive Compensation shall be paid by the Company for the prior fiscal year within ten (10) days after a decision is made by the Board as to the amount of such Incentive Compensation, but in any event no later than the earlier of the annual meeting of the Board or March 31.

       (d) The Executive shall be entitled to participate in any stock option plan which the Bacou USA, Inc. may adopt.

       (e) The Executive shall be entitled to participate in all savings, thrift, retirement or pension, short term and long term disability, health and accident, Blue Cross/Blue Shield, Major Medical or other hospitalization, holiday, vacation, and other fringe benefit programs generally available to senior executives of the Company in accordance with and subject to the terms and conditions of such programs.

       (f) In addition, the Executive shall be entitled to receive the following benefits:

                  (i) The Executive will receive a taxable car allowance of Ten Thousand Dollars ($10,000) per annum. Oil changes and gasoline expenses shall be paid by the Company. All other costs relating to the operation and maintenance of the automobile will be borne by the Executive. The Executive will pay all taxes on the fringe benefit component of these payments.

                  (ii) The Executive will receive eighteen (18) days of vacation per annum. Vacation days will be taken at a time convenient for both the Executive and the Company. To the extent the Executive does not take all vacation days the remaining days will be carried forward for an unlimited period or be paid to the Executive at the level of his Base Salary valid for the fiscal year in which vacation days are not taken.

                  (iii) When traveling on Company business, the Executive will be provided coach-class airfare on domestic trips; business class airfare will be provided on international trips.

                  (iv) The Executive is authorized to incur reasonable expenses in connection with and for the promotion of the business of the Company, including expenses for meals and lodging, entertainment, and similar items as required from time to time by the Executive's duties. The Company shall reimburse the Executive for all such expenses upon the presentation of an account therefor, together with appropriate supporting documentation.

       5. LIMITATIONS ON AUTHORITY. Pursuant to the Bylaws of the Company, the Executive and the Chairman of the Board of Directors or his designee shall constitute the Executive Committee of the Board. Except as otherwise provided herein, approval by the Chairman of the Board of Directors or his designee must be obtained prior to the Executive taking any of the following actions on behalf of the Company or any of its affiliates:


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                (a)      Acquisition or disposition of real property or any
                         rights deriving therefrom, or changing title in any such real property.

                (b) Making unplanned capital expenditures or any commitment therefore;

                (c) Borrowing or guaranteeing any borrowings from or on behalf of any party, or altering the terms of any loan agreements for such borrowings except for any such loans or borrowings as shall be agreed upon by the Board;

                (d) Hiring or terminating executive personnel with annual salary in excess of $50,000;

                (e) Granting retirement benefits or other non-earned income to any individual which is not available to all employees;

                (f) Modification of the pension plan or other benefit plan, e.g., health insurance;

                (g) Acquiring the assets or shares of another company or partnership;

                (h) Acquiring or disposing of the assets or shares of the Company or any of its affiliates;

                (i) Entering into or terminating agreements of any kind or nature with a monthly financial obligation in excess of U.S.$5,000 for more than six (6) months;

                (j) Making basic changes in the administration, organization, production, and distribution of the Company or any of its affiliates, as well as closing or curtailing the functions of the Company or any of its affiliates;

                (k)      Filing any lawsuit;

                (l) Making cash or non-cash corporate contributions above the annually budgeted amount;

                (m) When there is a large volume of sales, the making of decisions requiring both extraordinary risks and extraordinary expenditures;

                (n) Entering into any transaction on behalf of the Company or its affiliates which is not in the usual course of its business;

                (o)      Adoption or modification of the annual budget.


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       Notwithstanding the foregoing, approval is not required for any action provided for in the applicable annual budget or annual plan of the Company and its affiliates. In addition, should the Chairman of the Company and his designed be unavailable, if an emergency arises which requires the Executive to take immediate action in which approval as set forth in this Section would otherwise be required, the Executive is no longer bound by the limitations described above and is authorized to make a decision in the best interests of the Company. The Executive will immediately inform the Chairman of the Board of the Company of any such decisions made by him.

       6. NON-DISCLOSURE OF INFORMATION. It is understood that the business of the Company and its affiliates is of a confidential nature. During the period of the Executive's employment with the Company, the Executive may have received and/or may secure confidential information concerning the Company or any of the Company's affiliates or subsidiaries which, if known to competitors thereof, would damage the Company or its said affiliates or subsidiaries. The Executive agrees that during and after the term of this Agreement he will not (except as authorized by the Company or in the proper performance of his duties or except as ordered by a court or other body of competent jurisdiction or as otherwise required by law), directly or indirectly, divulge, disclose or appropriate to his own use, or to the use of any third party, any secret, proprietary or confidential information or knowledge obtained by him during the term hereof concerning such confidential matters of the Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to trade secrets, systems, manuals, confidential reports, methods, processes, designs, equipment lists, operating procedures, equipment and methods used and preferred by the Company's customers. Upon termination of this Agreement, the Executive shall promptly deliver to the Company all materials of a secret or confidential nature relating to the business of the Company or any of its subsidiaries or affiliates which are, directly or indirectly, in the possession or under the control of the Executive. The provisions of this paragraph shall continue to apply after the Executive ceases to be employed by the Company for a period of three (3) years except in respect of any information or knowledge disclosed to the public, other than through an unauthorized disclosure by the Executive.

       7. TRADE SECRETS. The Executive covenants that he shall, while employed by the Company, assign, transfer, and set over to the Company or its designee all right, title and interest in and to all trade secrets, secret processes, inventions, improvements, patents, patent applications, trademarks, trademark applications, copyrights, copyright registrations, discoveries and/or other developments (hereinafter "Inventions") which he may, thereafter, alone or in conjunction with others, during or outside normal working hours, conceive, make, acquire or suggest at any time which relate to the products, processes, work, research, or other activities of the Company or any of its subsidiaries or affiliates. Any and all Inventions which are of a proprietary nature and which the Executive may conceive, may acquire or suggest, either alone or in conjunction with others, during his employment with the Company (whether during or outside normal working hours) relating to or in any way pertaining to or connected with the Company's business, shall be the sole and exclusive property of the Company or its designee and the Executive, whenever requested to do so by the Company, shall, without further compensation or consideration properly execute any and all applications, assignments or other documents which the Company or its designee shall deem necessary in order to apply for and obtain Letters Patent of the United


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States and/or comparable rights afforded by foreign countries for the
Inventions, or in order to assign and convey to the Company or its designee the sole and exclusive right, title and interest in and to the Inventions. This obligation shall continue beyond the termination of this Agreement with respect to Inventions conceived or made by the Executive during the term of his employment by the Company, and shall be binding upon his assigns, executors, administrators, and other legal representatives.

       8. NON-COMPETITION. (a) During the term of this Agreement or any renewal thereof, and for a period of one year thereafter, should the Executive's contract not be renewed, the Executive agrees that he will not within the geographical area of the United States, engage, either directly or indirectly, individually or as an owner, partner, joint venturer, employee, officer, director, stockholder, consultant, independent contractor or lender of or to any corporation, holding company or other business entity which is in a business similar to that of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive (as hereinbefore described in Section 2(d)) may own five (5%) percent of the securities of any business in competition with the business of the Company or any of its affiliates, which securities are regularly traded on a public exchange, provided that any such ownership shall not result in the Executive becoming a record or beneficial owner at any time of more than five (5%) percent of equity securities of said business entity.

       (b) The Executive shall not during the term of his Employment under this Agreement or any renewal thereof, and for a period of one (1) year thereafter, employ, retain or arrange to have any other person or entity employ or retain any person who was employed by the Company or any of its affiliated companies having a salary of at least U.S. $50,000 per annum during the term of this Agreement or any renewal thereof.

       (c) If any provision of this Section is held to be unenforceable because of the scope, duration or area of its applicability or otherwise, the legal entity making that determination will have the power to modify the scope, duration or area, or all of them, and the provision will then apply in its modified form.

       9. PROPERTY. All letters, memoranda, documents, business notes (including all copies thereof) and other information contained on any other computer media including computer disks and hard drives of the Executive in any manner relating to the duties of Executive under this agreement are the property of the Company.

       10. NOTICES. Any notice to be given to Executive by the Company under this Agreement shall be deemed to have been given by the Company and received by Executive if and when it is hand delivered to Executive, or it is sent by registered or certified mail to Executive at his home address or transmitted by facsimile transmission ("FAX"). Any notice to be given to the Company by Executive under this Agreement shall be deemed to have been given by Executive and received by the Company if and when it is hand delivered by Executive to the Chairman or his designee, it is sent by registered or certified mail, addressed to the Board of Directors of the Company c/o Bacou USA, Attention: President or transmitted by FAX confirmed in writing mailed to the Board of Directors of the Company c/o Bacou USA, Inc., Attention: President.


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       11. FULL AND COMPLETE AGREEMENT; AMENDMENT. This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements. This Agreement may be modified only by a written instrument executed by both parties.

       12. CONSTRUCTION. This Agreement shall be construed under the laws of the Commonwealth of Virginia.

       13. ARBITRATION. Notwithstanding the fact that the parties shall be entitled to equitable relief in order to enforce certain provisions hereunder (e.g., temporary restraining orders or injunctive relief), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the "Commercial Arbitration Rules" of the American Arbitration Association in effect on the date of this Agreement, except as varied below. The situs of any such arbitration shall be Richmond, Virginia and any award shall be deemed to be a Richmond, Virginia award. There shall be a single arbitrator who shall be admitted to practice law in Virginia, with no less than ten (10) years experience in the handling of commercial or corporate matters or disputes. The arbitrator shall render a written decision stating his reasons therefor, and shall render an award within six (6) months of the request for arbitration, and such award shall be final and binding upon both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction in any state of the United States or country or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. The substantive law to be applied to any case determined pursuant to this Section 13 is that of the Commonwealth of Virginia. The expense of arbitration shall be borne by the respective parties except to the extent that the arbitrators shall determine that the entire expense shall be borne by a single party.

       IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the day and year first written above.

                                             TITMUS OPTICAL, INC.


                                             By: /s/ Walter Stepan
                                                 -----------------------
                                                 Walter Stepan
                                                 Chairman

                                             EXECUTIVE:


                                             /s/ Edward E. Greene
                                             ---------------------------
                                             Edward E. Greene




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